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                                                            Exhibit 23(e)(1)(ii)
                                                            --------------------

                    LM Institutional Fund Advisors I, Inc.
                                100 Light Street
                              Baltimore, MD 21202


                                    July 28, 2000

Legg Mason Wood Walker, Incorporated
100 Light Street
P.O. Box 1476
Baltimore, MD 21203-1476


     Re: The Notice of Creation of New Series of LM Institutional Fund Advisors I, Inc. (the "Corporation")
          -------------------------------------------------------------

     Reference is made to the Underwriting Agreement (the "Agreement") between the Corporation and Legg Mason Wood Walker, Incorporated ("LMWW") dated as of May 26, 1998. The Corporation hereby notifies LMWW that it intends to establish one additional series of the Corporation, to be known as the Western Asset Inflation Indexed Bond Portfolio (the "New Portfolio"). The Corporation desires to have LMWW render services with respect to the New Portfolio as Underwriter under the Agreement. Attached as Annex I is an amended and restated Schedule A to the Agreement.

     Please indicate your agreement to provide such services by having an authorized officer sign the enclosed receipt copy of this notice and return it in the enclosed self-addressed stamped envelope. If you have any questions or comments, please call Jason Brown, Esq. at (617) 951-7942.

Accepted:

LEGG MASON                             LM INSTITUTIONAL FUND
WOOD WALKER, INCORPORATED              ADVISORS I, INC.

By:                                    By:
    ---------------------------------      --------------------------------
Title:                                 Title:
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Annex I

                                   Schedule A

Western Asset Government Money Market Portfolio
Western Asset Money Market Portfolio
Western Asset Intermediate Portfolio
Western Asset Intermediate Plus Portfolio
Western Asset Core Portfolio
Western Asset Core Plus Portfolio
Western Asset Inflation Indexed Bond Portfolio
Western Asset High Yield Portfolio
Western Asset Non-U.S. Fixed Income Portfolio
Western Asset Global Strategic Income Portfolio
Western Asset Enhanced Equity Portfolio

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